Exhibit 99.1

Investor Day 2019 February 13, 2019

2 INVESTOR DAY 2019 This presentation contains "forward - looking statements" within the meaning, and protections, of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020 , expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2017 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . Cautionary Notice Regarding Forward Looking Statements

3 INVESTOR DAY 2019 Scaling Commercial Banking 3:15 – 3:45 PM Consumer & Small Business Customer Analytics & Marketing Risk Management Welcome & Introduction 3:45 – 4:15 PM 2:25 – 2:55 PM 2:00 – 2:25 PM 2:55 – 3:15 PM Agenda Financial Outlook 4:15 – 4:40 PM Question & Answer 4:40 – 5:00 PM Cocktails & Demonstrations 5:00 – 6:00 PM

4 INVESTOR DAY 2019 EXPERIENCED TEAM WHOSE COMPENSATION AND EXPECTATIONS ARE ALIGNED WITH SHAREHOLDERS We have a deep and highly talented management team and experienced board that we believe is able to execute our strategy and del iver shareholder value. STRONG PRESENCE IN A HEALTHY FLORIDA MARKET We have an enviable position in a strong Florida market. DIFFERENTIATED APPROACH TO GROWING CUSTOMER VALUE We have a singular view of how we serve the customer, leveraging customer analytics to deepen and broaden relationships acros s a ll lines of our business. SEACOAST’S BALANCED, DISCIPLINED GROWTH STRATEGY IS THRIVING On - track to achieve Vision 2020 targets, as we continue to meet the needs of our customers and generate strong returns for share holders. Key Takeaways From Today’s Session DETAILING OUR STRATEGY FOR SUSTAINED VALUE CREATION POST 2020 Our balanced growth strategy has much further to run and we have a clear roadmap to continue to create shareholder value.

5 INVESTOR DAY 2019 Benefiting from Balanced Growth Strategy; Attractive Geography; Investments in Customer Analytics and Business Banking; and Strategic Acquisitions Seacoast Has a Valuable and Growing Florida Franchise • $ 6.7 billion in assets as of December 31, 2018, operating in the nation’s third - most populous state • Strong and growing presence in four of Florida’s most attractive MSAs • #1 Florida based bank in the Orlando MSA • Growing share in West Palm Beach • # 1 share in Port St Lucie MSA • Growing presence in Tampa MSA • Investing in business banking and innovative customer analytics • Growth - oriented culture, engaged associate base, strong customer advocacy • Active board with diverse range of experience and expertise • Market Cap: $ 1. 3 billion ( 12/31 /2018 ) TAMPA BAY MSA WEST PALM BEACH, FORT LAUDERDALE MSA PORT ST LUCIE MSA ORLANDO MSA Seacoast Customer Map

6 INVESTOR DAY 2019 Experienced Board and Management Team Aligned With Shareholders Well - Positioned to Benefit from Florida Market Advanced Analytical and Digital Capabilities Focused on Controls Comprehensive Organic Growth Model Track Record of Value - Creating Acquisitions Seacoast Executes a Differentiated Strategy from Other Community Banks

7 INVESTOR DAY 2019 Mike Sonego Executive Vice President Residential Lending & Wealth Charles Shaffer Chief Financial Officer & Head of Strategy Charles K. Cross Executive Vice President Commercial Banking David Houdeshell Executive Vice President Chief Risk Officer Dan Chappell Executive Vice President Chief Human Resources Officer Joe Forlenza Chief Audit Executive Julie Kleffel Executive Vice President Community Banking Jeffery Lee Executive Vice President Chief Marketing Officer Jeffrey Bray Executive Vice President Service and Operations Seacoast Has Methodically Added Strong Talent And Deeply Experienced Leaders In Key Areas… Amie Seymour Executive Vice President Chief Technology Officer

8 INVESTOR DAY 2019 8 Jacqueline Bradley May 2015 2013 2014 2017 2016 Dennis Arczynski Bank Regulations July 2013 Julie Daum Governance & Talent October 2013 Maryann Goebel Technology February 2014 Jacqueline Bradley Wealth Management May 2015 Timothy Huval HR & Operations July 2016 Herb Lurie Financial Services / Capital Markets April 2016 Al Monserrat Technology & Sales February 2017 2015 …With a Revitalized Board, Aligned with Shareholders and Its Balanced Growth Strategy

9 INVESTOR DAY 2019 CONTROL CORE INNOVATION Strategic Architecture GROWTH PROFIT MERGERS AND ACQUISITIONS ORGANIC

10 INVESTOR DAY 2019 10 WHO WE SERVE BUSINESS Operating Companies CONSUMERS Mass Affluent, Affluent Meeting Customer Needs Profitability Through an Evolving Distribution Network Seacoast Executes a Customer Centric - Model for Profitable Organic Growth

11 INVESTOR DAY 2019 11 WHO WE SERVE NEEDS WE MEET BUSINESS Operating Companies CONSUMERS Mass Affluent, Affluent LENDING DEPOSITS WEALTH PAYMENTS Meeting Customer Needs Profitability Through an Evolving Distribution Network Seacoast Executes a Customer Centric - Model for Profitable Organic Growth

12 INVESTOR DAY 2019 12 ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES WHO WE SERVE NEEDS WE MEET WE AIM TO BE PRIMARY BUSINESS Operating Companies CONSUMERS Mass Affluent, Affluent LENDING DEPOSITS WEALTH PAYMENTS ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES Meeting Customer Needs Profitability Through an Evolving Distribution Network Seacoast Executes a Customer Centric - Model for Profitable Organic Growth

13 INVESTOR DAY 2019 13 ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES WHO WE SERVE NEEDS WE MEET WE AIM TO BE PRIMARY BUSINESS Operating Companies CONSUMERS Mass Affluent, Affluent LENDING DEPOSITS WEALTH PAYMENTS DISTRIBUTION NETWORK BRANCH COMMERCIAL BANKING OFFICE DIGITAL ATMs CALL CENTER ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES Meeting Customer Needs Profitability Through an Evolving Distribution Network Seacoast Executes a Customer Centric - Model for Profitable Organic Growth

14 INVESTOR DAY 2019 14 Florida Is an Attractive Market, with a Healthy Economy, a nd Strong Population Growth Seacoast Customer Map Source: Federal Reserve Data, Florida Trend, Florida Business Journals • Florida GDP surpassed $1 trillion in mid 2018 • Florida GDP ranks fourth nationwide behind California, Texas and New York • If Florida were its own country, it would have the 17 th largest economy in the world ahead of Saudi Arabia, Argentina and Switzerland • Florida’s economy generates $2.8 billion in GDP each day • Florida now the nation’s third most populous state Florida Snapshot

15 INVESTOR DAY 2019 15 Seacoast Customer Map • Includes Palm Beach, Broward and Miami Dade counties • 35% of state GDP • Note that SBCF does not actively compete in Miami - Dade • 30% of state population • Population of Broward and Palm Beach represents 17% of state population • Major industries include Professional Services, Financial Services, Life Sciences and Aviation/Aerospace • Multiple companies with corporate or regional headquarters • 15% of Seacoast Deposits, 27% of Loans South Florida MSA Seacoast Is Well - Positioned in Attractive and Growing MSAs in t he Nation’s Fourth Largest Economy Source: Federal Reserve Data, Florida Trend, Florida Business Journals

16 INVESTOR DAY 2019 16 Seacoast Customer Map • Includes Orange, Seminole, Lake and Osceola counties • 14% of state GDP • 12% of state population • Major industries include Aviation/Aerospace, Information Technology, Defense and Homeland, Professional Services and Life Sciences • 27% of Seacoast Deposits, 26% of Loans Orlando - Kissimmee - Sanford MSA Source: Federal Reserve Data, Florida Trend, Florida Business Journals Seacoast Is Well - Positioned in Attractive and Growing MSAs in t he Nation’s Fourth Largest Economy

17 INVESTOR DAY 2019 17 Seacoast Customer Map • Includes Hillsborough, Pinellas, Hernando, and Pasco counties • 15% of state GDP • 15% of state population • Major industries include Professional Services, Information Technology, Defense and Homeland, and Financial Services • Multiple companies with corporate or regional headquarters • 6% of Seacoast Deposits, 8% of Loans Tampa - St Pete - Clearwater MSA Source: Federal Reserve Data, Florida Trend, Florida Business Journals Seacoast Is Well - Positioned in Attractive and Growing MSAs in t he Nation’s Fourth Largest Economy

18 INVESTOR DAY 2019 18 Seacoast Customer Map • Includes multiple counties spanning from Martin to Volusia along Florida’s east coast • 6 % of state GDP • 9 % of state population • Major industries include Aviation/Aerospace, Defense and Homeland • 42% of Seacoast Deposits, 24% of Loans Port St Lucie, Melbourne, Daytona MSAs Port St Lucie, Stuart Melbourne, Vero Beach Daytona, Ormond Beach Source: Federal Reserve Data, Florida Trend, Florida Business Journals Seacoast Is Well - Positioned in Attractive and Growing MSAs in t he Nation’s Fourth Largest Economy

19 INVESTOR DAY 2019 Florida Is a Growing Market Served by Dramatically Fewer Banks 50 100 150 200 250 300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Florida GDP $ in Billions Number of Florida HQ’s Banks Florida GDP # of Florida HQ’d Banks Source: Federal Reserve Data

20 INVESTOR DAY 2019 20 20% average IRR largest Florida headquartered publicly traded bank , up from 6th in 2014 #1 Seacoast Continues to Benefit from Value - Creating Acquisitions GulfShore Bank April 2017 BMO Harris Bank Orlando Operations June 2016 Floridian Financial Group March 2016 Grand Bank July 2015 BankFIRST October 2014 2014 2015 2016 2017 NorthStar Bank October 2017 Palm Beach Community Bank November 2017 First GREEN Bank October 2018 2018 20% + 4 th # 1 Florida headquartered bank in Orlando MSA

21 INVESTOR DAY 2019 84% Seacoast’s Success Is Driven by Its Winning Culture I understand the importance of my role to the success of the organization 93% I would recommend this organization’s products/services to a friend 93% I am willing to give extra effort to help this organization succeed 95% Of associates are satisfied with their supervisor 91% 79 81 84 2015 2017 2018 3% 2% 2015 2017 2018 FIRST ASSOCIATE ENGAGEMENT SURVEY LAUNCHED ORLANDO BUSINESS JOURNAL BEST PLACES TO WORK VOTED ST. LUCIE COUNTY BEST PLACES TO WORK SIGNIFICANT TALENT INVESTMENTS AT THE EXECUTIVE & DIRECTOR LEVEL ENTER THE TAMPA MARKET FIRST GREEN ACQUISITION 2018 ASSOCIATE ENGAGEMENT SCORE

22 INVESTOR DAY 2019 22 Seacoast’s Equity Compensation Plan Is Aligned with Shareholder Value Creation 0% 5% 10% 15% 20% 25% 30% 35% 40% - 50 100 150 200 250 300 350 2015 2016 2017 2018 Employees Granted Awards % of Total Employees 37% of Associate B ase H as Meaningful A wards W ith Vesting Schedules… 2016 - 2017 Aggregate Executive Compensation Mix (Excludes time - based awards granted in lieu of cash bonuses. Please refer to the 2018 Proxy Statement for further information) …And Management Compensation Is Heavily Performance Based

23 INVESTOR DAY 2019 $1.04 $1.28 $1.62 $0.80 $0.90 $1.00 $1.10 $1.20 $1.30 $1.40 $1.50 $1.60 $1.70 2016 2017 2018 1. See appendix for definition of non - GAAP metrics Net Revenue – Adjusted 1 $ Millions $176.6 $219.5 $261.9 $150 $170 $190 $210 $230 $250 $270 2016 2017 2018 Net Income – Adjusted 1 $ Millions EPS – Adjusted 1 23 $39.1 $55.3 $79.1 $20 $30 $40 $50 $60 $70 $80 $90 2016 2017 2018 Performance Metrics Execution of Its Balanced Growth Strategy Has Delivered Strong Growth…

24 INVESTOR DAY 2019 64.6% 58.7% 56.1% 0% 30% 60% 90% 2016 2017 2018 Full Year Adjusted ROTA 1 Full Year Adjusted ROTCE 1 Full Year Adjusted Efficiency Ratio 1 24 0.94% 1.09% 1.35% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 2016 2017 2018 11.3% 12.2% 14.1% 10% 11% 11% 12% 12% 13% 13% 14% 14% 15% 15% 2016 2017 2018 Operating Metrics …And Created Significant Shareholder Value 1. See appendix for definition of non - GAAP metrics

25 INVESTOR DAY 2019 S&P 500 SBC F KBW Regional Banking Index 5 - year Return 50.3% 26.9% 9.9% 113.3% 0% 25% 50% 75% 100% 125% Seacoast Has Outperformed the Major Indices… Source: Bloomberg Note: Market data as of 12/31/2013 - 12/31/2018 (1) Peers includes CSFL, RNST, HOMB, ABCB, IBKC, OZK Southeast U.S. Regional Acquisitive Banks (1)

26 INVESTOR DAY 2019 26 2018 Seacoast Bank : #26 out of 100 Highest Ranked Bank on The L ist Based on Three - Year EPS, Net Income, Revenue and Total Return Source: http ://fortune.com/100 - fastest - growing - companies/ … And I s Recognized as a Top Performer

27 INVESTOR DAY 2019 27 Advance Our Culture To Ensure Consistent Execution Capitalize on Business Banking Opportunities Continue to Evolve Our Operating Model to Drive Efficiency Leverage Our Analytics Capabilities To Expand Customer Relationships Complete Disciplined, Accretive Acquisitions That Expand Our Footprint Focus on Controls Seacoast’s Strategy To Sustain Value Creation Post 2020

28 INVESTOR DAY 2019 CONTROL CORE INNOVATION Strategic Architecture GROWTH PROFIT MERGERS AND ACQUISITIONS ORGANIC

Appendix: GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended December 31,	
(Dollars in thousands except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	2018	2017
Net income (loss)	$ 15,962	$ 16,322	$ 16,964	$ 18,027	$ 13,047	$ 67,275	$ 42,865
Gain on sale of VISA Stock	—	—	—	—	(15,153)	—	(15,153)
Securities (gains)/losses, net	425	48	48	102	(112)	623	(86)
BOLI benefits on death (included in other income)	(280)	—	—	—	—	(280)	—
Total Adjustments to Revenue	**145**	**48**	**48**	**102**	**(15,265)**	**343**	**(15,239)**
Merger related charges	8,034	482	695	470	6,817	9,681	12,922
Amortization of intangibles	1,303	1,004	1,004	989	963	4,300	3,360
Business continuity expenses - Hurricane Irma	—	—	—	—	—	—	352
Branch reductions and other expense initiatives	587	—	—	—	—	587	4,321
Total Adjustments to Noninterest Expense	**9,924**	**1,486**	**1,699**	**1,459**	**7,780**	**14,568**	**20,955**
Tax effect of adjustments	(2,623)	(230)	(443)	(538)	3,147	(3,834)	(1,792)
Taxes and tax penalties on acquisition-related BOLI redemption	485	—	—	—	—	485	—
Effect of change in corporate tax rate	—	—	—	248	8,552	248	8,552
Adjusted Net Income	$ 23,893	$ 17,626	$ 18,268	$ 19,298	$ 17,261	$ 79,085	$ 55,341
Earnings per diluted share, as reported	0.31	0.34	0.35	0.38	0.28	1.38	0.99
Adjusted earnings per diluted share	0.47	0.37	0.38	0.40	0.37	1.62	1.28
Average shares outstanding	51,237	48,029	47,974	47,688	46,473	48,748	43,350
Revenue	72,698	63,853	62,928	62,058	74,868	261,537	234,765
Total Adjustments to Revenue	145	48	48	102	(15,265)	343	(15,239)
Adjusted Revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526
Noninterest Expense	49,464	37,399	38,246	37,164	39,184	162,273	149,916
Total Adjustments to Noninterest Expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955
Adjusted Noninterest Expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961
Foreclosed property expense and net (gain)/loss on sale	—	(137)	405	192	(7)	461	(302)
Net Adjusted Noninterest Expense	$ 39,540	$ 36,050	$ 36,142	$ 35,513	$ 31,411	$ 147,244	$ 129,263

Seacoast BANKING CORPORATION OF FLORIDA INVESTOR DAY 2019

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Appendix: GAAP to Non-GAAP Reconciliation

(Dollars in thousands except per share data)	Quarterly Trend 4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	Twelve Months Ended December 31, 2018	2017
Adjusted Revenue	$ 72,843	$ 63,901	$ 62,976	$ 62,160	$ 59,603	$ 261,880	$ 219,526
Impact of FTE adjustment	116	147	87	91	174	441	706
Adjusted Revenue on a fully taxable equivalent basis	72,959	64,048	63,063	62,251	59,777	262,321	220,232
Adjusted Efficiency Ratio	54.19%	56.29%	57.31%	57.05%	52.55%	56.13%	58.69%
Average Assets	$ 6,589,870	$ 5,903,327	$ 5,878,035	$ 5,851,688	$ 5,716,230	$ 6,057,335	$ 5,206,617
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Assets	$ 6,376,157	$ 5,737,793	$ 5,711,642	$ 5,684,552	$ 5,566,798	$ 5,879,048	$ 5,091,106
Return on Average Assets (ROA)	0.96%	1.10%	1.16%	1.25%	0.91%	1.11%	0.82%
Impact of removing average intangible assets and related amortization	0.09%	0.08%	0.08%	0.09%	0.06%	0.09%	0.06%
Return on Tangible Average Assets (ROTA)	1.05%	1.18%	1.24%	1.34%	0.97%	1.20%	0.88%
Impact of other adjustments for Adjusted Net Income	0.44%	0.04%	0.04%	0.04%	0.26%	0.15%	0.21%
Adjusted Return on Average Tangible Assets	1.49%	1.22%	1.28%	1.38%	1.23%	1.35%	1.09%
Average Shareholders' Equity	$ 827,759	$ 728,290	$ 709,674	$ 695,240	$ 657,100	$ 740,571	$ 570,399
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Equity	$ 614,046	$ 562,756	$ 543,281	$ 528,104	$ 507,668	$ 562,284	$ 454,888
Return on Average Shareholders' Equity	7.7%	8.9%	9.6%	10.5%	7.9%	9.1%	7.5%
Impact of removing average intangible assets and related amortization	3.2%	3.1%	3.5%	3.9%	2.8%	3.4%	2.4%
Return on Average Tangible Common Equity (ROTCE)	10.9%	12.0%	13.1%	14.4%	10.7%	12.5%	9.9%
Impact of other adjustments for Adjusted Net Income	4.5%	0.4%	0.4%	0.4%	2.8%	1.6%	2.3%
Adjusted Return on Average Tangible Common Equity	15.4%	12.4%	13.5%	14.8%	13.5%	14.1%	12.2%

Seacoast BANKING CORPORATION OF FLORIDA INVESTOR DAY 2019

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31 INVESTOR DAY 2019 Risk Management Presented by: David Houdeshell INVESTOR DAY | RISK MANAGEMENT

32 INVESTOR DAY 2019 Risk Management at Seacoast A CORE COMPETENCY • Risk management practices are woven throughout the company to serve customers and create value for shareholders CREDIT RISK IS DISCIPLINED • Building a high - quality lending portfolio to outperform through business cycles • Lower risk profile through disciplined growth PORTFOLIO IS DIVERSIFIED • Balanced growth across all portfolios without compromising credit standards • Guardrails promote granularity to diversify systemic risks • Risk analytics balance risk / reward evaluations to make informed decisions and may create revenue while enhancing controls RISK ANALYTICS CREATE VALUE

33 INVESTOR DAY 2019 The Management of Risk Is Foundational to Seacoast’s Success TONE AT THE TOP The Board approves risk strategies, policies and parameters, and receives regular updates on the key risks. RISK AWARE , NOT RISK AVOIDANCE Active participation throughout the bank in risk management processes ensures consistency with risk - taking activities. DECISION - MAKING Risk considerations embedded into decision - making to ensure alignment of business objectives, risk tolerance, and investments. AUDIT REVIEW Internal Audit reports on the effectiveness of risk management processes. INDEPENDENCE All significant risk - taking activities are subject to oversight by units independent of the business lines that generate the risk. ACCOUNTABLE Business units are responsible for managing risks and risk management provides guidance and assessments to ensure risk taken are thoroughly vetted and addressed.

34 INVESTOR DAY 2019 BUSINESS CONTINUITY PROGRAMS CREDIT RISKS CYBER RISKS ALCO, MARKET & INTEREST RATE RISKS REGULATORY COMPLIANCE OPERATIONAL RISKS FINANCIAL CRIMES & FRAUD RISKS CAPITAL PLANS & STRESS TESTS VENDOR, THIRD - PARTY RISKS Seacoast Manages Risk Through Disciplined Programs and Practice Risk Management I s I ntegrated i nto S trategies and Operations t o S erve C ustomers and Create S hareholder V alue

35 INVESTOR DAY 2019 Seacoast Has a Well Defined Credit Philosophy ORGANICALLY GROW CUSTOMERS AND LOANS • Only accept risks consistent with our strategy and within our capability to manage • Underwriting is moderate - to - conservative • 2x weekly preflight meetings to quickly focus on strong lending opportunities and filter away weaker opportunities DIVERSIFY CREDIT RISK PRINCIPLES • Maintain granularity • Balance growth and mix of Retail, Business and CRE loans • Balancing risk vs reward trade - offs through long run loss assessments PROTECT HIGH - QUALITY BALANCE SHEET • Selective commercial real estate financing • Low criticized and classified asset ratios • Appropriate Allowance for Loan & Lease Losses • On target for CECL implementation compliance as of Q1 2020 • K now our customers and strive to deepen relationships • E xceed expectations in accessibility and responsiveness • O ffer a competitive product mix • D eliver value and price product to return a fair profit • E arn the business and ask for more • P rofessional and knowledgeable advisors PRINCIPLES

This Philosophy Is Executed Through a Disciplined Credit Culture Focused on Six Key Tenets

90 +YEARS

1 DIVERSIFIED

- Focus on consumers and businesses with revenue under $50 million
- Granular and borrower quality targeted in lower PD strata
- House limits substantially lower than Legal Lending Limit

2 BALANCED

- Well-defined portfolio limits and active portfolio management avoid concentrations
- Total CRE below 230% and Construction below 65%
- AD&C loans are less than 10% of total loans

3 MEASURED

- Rigorously monitor for signs of stress individual loans and portfolio as a whole
- Risk Ratings generated by objective calculation
- Stress tests linked to capital plan

4 SKILLED

- Continuously recruiting high quality teammates
- Specialized units for construction loan administration, portfolio management and collections
- Distributed Regional Credit Officers for commercial lending, who report to Credit
- Centralized underwriting and approval for all consumer credit

5 ASSURED

- Weekly credit committees
- Continuous independent Loan Review
- Quarterly reviews of portfolio limits, concentration and performance

6 INGRAINED

- Governance via Board of Directors Credit Risk Committee
- Credit Culture is documented and reinforced throughout organization
- Playbooks assimilate for new associates via M&A

Seacoast BANKING CORPORATION OF FLORIDA
INVESTOR DAY | RISK MANAGEMENT
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37 INVESTOR DAY 2019 EXPAND GROW SELECTIVE CAUTION AVOID Guardrails , Analytics and Credit Culture Playbook Guide E xecution T oward B uilding an Intentional P ortfolio Medical Accounting Engineering Homeowner Associations Retail w/ credit tenants Healthcare Clinics & Labs Veterinarians Home Maintenance Wholesalers Manufacturers High - tech & Consulting Trucking Contractors Media & Advertising Stabilized Income Property Bars & Restaurants Educational Services Auto & Boat Dealers Single Tenant Retail Speculative Construction Hotels Marinas Small Residential Units Car Washes Independent Gas Stations Highly attractive, expand and grow Actively seek new customer relationships Support customers with prudent underwriting, no underwriting exceptions Requires strong balance sheet and high, liquid sponsorship, or reduce exposure No interest in adding credit risk from these operating businesses

38 INVESTOR DAY 2019 Granularity & Lack of Concentration Are Hallmarks of the Seacoast Portfolio 12.5% 9.5% 9.2% 8.7% 6.7% 5.5% 6.6% 4.7% 3.8% $- $500 $1,000 0% 2% 4% 6% 8% 10% 12% 14% Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Thousands Largest Relationship as % of Capital Avg Comm. Loan Size (Loans in Core) $657 $354 $ Millions $ Thousands LARGEST SINGLE CUSTOMER RELATIONSHIP $ 25 $ 21 $ 20 $ 20 $19 $18 $ 28 $ 26 $ 27 $ MILLIONS

39 INVESTOR DAY 2019 Disciplined Portfolio Management Continues to Deliver Sound Mix $ 2,156 $ 2,880 $ 4,825 $ 3,817 29% 29% 26% 28% 30% 26% 26% 28% 21% 21% 21% 20% 10% 12% 15% 14% 5% 6% 6% 5% 5% 6% 6% 5% 2015 2016 2017 2018 Consumer HELOC C&I OOCRE Residential CRE Focus on C&I built mix from 10% to 14% of total loans while CRE remained flat, delivered through a distinctive, relationship - focused business model LOANS OUTSTANDING LOAN MIX $624 $823 $984 $1,335 $649 $744 $1,009 $1,328 $453 $624 $792 $970 $214 $338 $576 $689 $114 $164 $233 $262 $102 $187 $223 $241 2015 2016 2017 2018 Consumer HELOC C&I OOCRE Residential CRE

40 INVESTOR DAY 2019 DOWNLOADS CRE and AD&C ratios remain well below regulatory limit s Commercial Real Estate Exposure Is Moderate and Well Below Regulatory Thresholds 1 1. Acquisition, Development and Construction (AD&C) is defined as loans used for construction, land development and land acquisition. CRE is defined as loans secured by multifamily nonfarm nonresidential and loans for construction, land developme nt and land acquisition. Proven ability to consistently reduce exposure after increases created via M&A activity TOTAL CRE AS % OF RISK - BASED CAPITAL AD&C AS % OF RISK - BASED CAPITAL Florida’s business growth and housing markets creating opportunities to selectively grow construction loans 0% 50% 100% 150% 200% 250% 300% 0% 20% 40% 60% 80% 100% Regulatory Guidance 100% Regulatory Guidance = M&A conversions = M&A conversions 227% 63%

41 INVESTOR DAY 2019 DOWNLOADS Land Acquisition, Development & Construction (AD&C) Is a Small Part of Seacoast’s Portfolio, and Is Tightly Managed 1 - 4 Family Residential Construction 60% Commercial Construction 21% Developed Lots 9% Undeveloped Lots 10% Commercial Real Estate 24% Acquisition, Development & Construction 9% Residential 22% C&I and Owner - occupied Commercial Real Estate 35% HELOC 5% Consumer 5% Geography Orlando Area 26% Palm Beach 17% Miami - Ft. Laud. Area 11% Brevard County 10% Treasure Coast 9% Tampa Area 8% All Other 19% Focused on lower - risk properties and majority are residential or properties owner occupied B alance d throughout Florida’s larger metropolitan and growth areas 74% of 1 - 4 Family is presold or owner - occupied 2 3 1 Construction Mix Total Loans

42 INVESTOR DAY 2019 DESIGN DELIVERY PRESENTATION Seacoast’s Portfolio Is Operating at Healthy Levels 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 4Q17 1Q18 2Q18 3Q18 4Q 18 Past Due to Total Loans 30-89 Days Past Due 90+ Days Past Due 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 4Q17 1Q18 2Q18 3Q18 4Q18 Classified/Criticized to Capital %Classified %Criticized 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 4Q17 1Q18 2Q18 3Q18 4Q18 NPL to Total Loans 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 4Q17 1Q18 2Q18 3Q18 4Q18 Net Charge Offs to Avg Loans 1 1. Q4 2018 includes charge off of $3.0 million for a single impaired loan.

43 INVESTOR DAY 2019 SELECTIVE on new construction projects (Residential and Commercial ) Requiring more pre - sales and pre - leasing requirements on construction Seacoast’s Model Is Built to P erform Through Business Cycles AVOID lending on HIGH RISK industries Increasing borrower equity requirements STRICTER COVENANTS on new deals Effectively shut down speculative construction CONTINUOUS active portfolio MONITORING for risk deterioration Deeper acquisition discounts using an adverse economic forecast

44 INVESTOR DAY 2019 VALUE CREATION INVESTMENTS • Origination and pricing strategy • Dynamic risk grading migration quarterly • Portfolio management • Collection strategies • Develop loss forecasting models for budget and strategic management • Acquisitions/portfolio sales • Capital management • CECL and stress testing scenario forecasts • Vintage Analysis to review origination strategies with like outcomes for quality comparisons • Roll Rate Analysis evaluates credit quality and collection effectiveness • Quarterly performance updates with scores, indexed LTV and behavioral performance • Predictive PD/LGD on every customer at any point in time • External correlations for loan level PD/LGD benchmarks • Exploring uses of behavioral data set Data analytics capabilities expanding throughout risk organization to drive actionable decisions based on objective analytics Seacoast Continues to Strengthen Its Credit Risk Analytics Competency

45 INVESTOR DAY 2019 FRAUD RISK Risk analytics reduce online bill pay fraud while providing greater limits for bill pay customers PREVENTION We aim to take action before problems arise, reducing operational losses and surprises REWARDS Changes increased net portfolio margins by 30 - 40 basis points in Consumer and business banking portfolios while improving approval rates by 10% More Broadly, Seacoast Views Risk Analytics as a Differentiator BALANCING We use risk analytics to create value by intelligently correcting risk - reward imbalances RISK ASSESSMENTS Annual assessments guide business areas to proactively identify risks before problems arise LOAN PRICING Analytics drive credit and pricing strategies R isk analytics help the business better manage risk, drive greater transparency, enhance the customer experience, and contribute to profitability

46 INVESTOR DAY 2019 INCREMENTAL INTERCHANGE REVENUE Loss/Gain from Risk - Aware Decision - Making Risk Aware Decision Making Creates Value • Applying analytics methods, Operational Risk balances opportunities with prudent risk management to inform risk - aware decisions • Risk analytics rebalances risk and reward by increasing consumer debit card purchase limits • During first six months of implementation, $32 of incremental interchange revenue generated for every $1 of incremental fraud loss with no additional cost • Customer experience improves by reducing volume of declined transactions by 43 % Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 New Incremental Fraud Loss New Incremental Interchange Revenue CASE STUDY – DEBIT PURCHASE LIMITS

47 INVESTOR DAY 2019 Seacoast Is Committed to Maintaining a Secure, Safe Environment • Continuous threat landscape evaluation employing industry leading threat intelligence • A.I . and machine learning leveraged to detect and eradicate today's modern threats • D ifferentiated and innovative security architecture, employing layered security with maximum availability • Comprehensive and tested incident detection, response and forensic capabilities • Robust user awareness training, including real - time simulations using multi - vector attach techniques • Continuous measurement and evaluation of cyber risks, using industry leading frameworks, best practices and internal methodologies • Strong , established and effective third party risk management IDENTIFY • Asset Management • Business Environment • Governance • Risk Assessment • Management Strategy PROTECT • Access Control • Awareness Training • Data Security • Information Protection • Processes & Procedures • Protective Technology DETECT • Anomalies & Events • Continuous Monitoring • Detection Processes RESPOND • Response Planning • Communications • Analysis • Mitigation • Improvements RECOVER • Recovery Planning • Improvements • Communications Source: NIST Cyber Security Framework

48 INVESTOR DAY 2019 Risk Management at Seacoast A CORE COMPETENCY • Risk management practices are woven throughout the company to serve customers and create value for shareholders CREDIT RISK IS DISCIPLINED • Building a high - quality lending portfolio to outperform through business cycles • Lower risk profile through disciplined growth PORTFOLIO IS DIVERSIFIED • Balanced growth across all portfolios without compromising credit standards • Guardrails promote granularity to diversify systemic risks • Risk analytics balance risk / reward evaluations to make informed decisions and may create revenue while enhancing controls RISK ANALYTICS CREATE VALUE

49 INVESTOR DAY 2019 The picture can't be displayed. Customer Analytics and Marketing to Maximize Value Presented by Jeff Lee

50 INVESTOR DAY 2019 50 ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES WHO WE SERVE NEEDS WE MEET WE AIM TO BE PRIMARY BUSINESS C&I Focus CONSUMERS Mass Affluent, Affluent LENDING DEPOSITS WEALTH PAYMENTS The picture can't be displayed. ACQUIRE CUSTOMERS DEEPEN RELATIONSHIPS BROADEN SERVICES The picture can't be displayed. The picture can't be displayed. Seacoast’s Aim Is to Be Its Customers’ Primary bank

51 INVESTOR DAY 2019 Seacoast’s Model for Understanding and Managing Existing Customers Powers Its Growth Engine… …With Value Created from Three Distinct Areas Strategy Helps Focus Analytics, Which Drives Execution… The picture can't be displayed. The picture can't be displayed. The picture can't be displayed. Existing Customers M&A Customers New Customers 1 2 3 The picture can't be displayed.

52 INVESTOR DAY 2019 …And Its Approach to Customer Analytics Is a Unique Advantage UNIFIED, HOLISTIC VIEW OF EACH CUSTOMER • In - house analytical dataset of 27,000+ columns per customer • Derived information such as Customer Contribution, Engagement Levels and Channel Preferences • Over 20,000 lines of proprietary code (patent pending) developed to create this holistic view DYNAMIC CUSTOMER LIFETIME VALUE (CLTV) MODEL PATENT PENDING • Dynamic view of each customer’s value today and future potential • Ability to see changes in customer value • Customer level revenue and contribution • Top movers and losers for value, revenue, deposits, loans DRIVEN BY ANALYTIC MODELS AND MACHINE LEARNING • Opportunity Sizing Engine: identify significant value gaps by comparing against lookalike customers • Branch Network Optimization: estimate CLTV impact of consolidations and drivers of retention • Test and Learn: evaluate impact of offers and strategies in terms of value generated • Predictive Value Loss : identify and action CLTV losses before they occur

53 INVESTOR DAY 2019 v XXXXXXX 53 Unique Approach to Growing Customer Value Patent Pending Unlike Other Community Banks, Seacoast Uses its Vast Data Set and Machine Learning to Drive Value Creation A single view of the customer + Extensive use of advanced analytics + Three machine learning (1) models already in place BEHAVIORAL & FINANCIAL DATA Current Customers New Customers Bank Acquisitions • Face to Face 1 • Outbound Call 1 • Inbound Call 1 • Email • ATMs • Online Banking • Direct Mail • Mobile Banking Multi - channel approach to connecting customers with opportunities + 70 fully automated campaigns CUSTOMER TREATMENT PLANS 1 Proprietary tools developed by Seacoast The picture can't be displayed. The picture can't be displayed.

54 INVESTOR DAY 2019 Example of a Targeted, Multi - Channel Marketing Campaign LOC usage campaign – delivered to eligible customers across multiple touchpoints Analytic models identify customers who have a LOC they are not using, triggering automated marketing campaign 54 The picture can't be displayed. EMAIL ATM MESSAGE The picture can't be displayed. DIGITAL BANKING OUTBOUND SALES CALL FACE TO FACE INTERACTION

55 INVESTOR DAY 2019 XXXXXXX 55 Seacoast’s Model Is Driving Incremental Results from Current Customers: No.1 – Consumer Loans Incremental growth among customers with over 6 months tenure 1 Assumes loan spread is 3.5%, average life is 3.83 years, and NPV hurdle rate is 15% • 126% increase in loan production effectiveness • Directly supports loan granularity strategy • Leverages existing cost structure to drive new growth • $13 million in incremental NPV 1 Outcomes Consumer Revolve and Installment – New Loan Dollars Per Tenured Customer

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61 INVESTOR DAY 2019 61 With a Single View of the Customer, Seacoast Has Greater Insight into Value Creation Than Its Peers A Few Examples of Opportunities within the Existing Customer Base Size of Audience Simulated Opportunity Increasing Deposits from existing customers Number of current customers with balances below their cohort group 58,799 25% improvement = $60MM in NPV potential NPVs are simulated at 25% penetration improvement to show magnitude of opportunity. NPV assumptions footnoted on slides 7 - 11

62 INVESTOR DAY 2019 62 With a Single View of the Customer, Seacoast Has Greater Insight into Value Creation Than Its Peers A Few Examples of Opportunities within the Existing Customer Base Size of Audience Simulated Opportunity Increasing Deposits from existing customers Number of current customers with balances below their cohort group 58,799 25% improvement = $60MM in NPV potential Increasing Loans from existing customers Number of current customers in our credit strike zone with no lending relationship with Seacoast 30,916 25% improvement = $79MM in NPV potential NPVs are simulated at 25% penetration improvement to show magnitude of opportunity. NPV assumptions footnoted on slides 7 - 11

63 INVESTOR DAY 2019 63 With a Single View of the Customer, Seacoast Has Greater Insight into Value Creation Than Its Peers A Few Examples of Opportunities within the Existing Customer Base Size of Audience Simulated Opportunity Increasing Deposits from existing customers Number of current customers with balances below their cohort group 58,799 25% improvement = $60MM in NPV potential Increasing Loans from existing customers Number of current customers in our credit strike zone with no lending relationship with Seacoast 30,916 25% improvement = $79MM in NPV potential Increasing our share of Wealth Number of current customers with wealth propensity but no wealth relationship with Seacoast 66,511 5% Improvement =$12MM in annual potential fee revenue NPVs are simulated at 25% penetration improvement to show magnitude of opportunity. NPV assumptions footnoted on slides 7 - 11

64 INVESTOR DAY 2019 64 With a Single View of the Customer, Seacoast Has Greater Insight into Value Creation Than Its Peers A Few Examples of Opportunities within the Existing Customer Base Size of Audience Simulated Opportunity Increasing Deposits from existing customers Number of current customers with balances below their cohort group 58,799 25% improvement = $60MM in NPV potential Increasing Loans from existing customers Number of current customers in our credit strike zone with no lending relationship with Seacoast 30,916 25% improvement = $79MM in NPV potential Increasing our share of Wealth Number of current customers with wealth propensity but no wealth relationship with Seacoast 66,511 5% Improvement =$12MM in annual potential fee revenue Seacoast has been very successful to date and has significant further opportunity to extract value from our customer base NPVs are simulated at 25% penetration improvement to show magnitude of opportunity. NPV assumptions footnoted on slides 7 - 11

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66 INVESTOR DAY 2019 Seacoast’s Model for Understanding and Managing Existing Customers Powers Its Growth Engine …With Value Created from Three Distinct Areas Strategy Helps Focus Analytics, Which Drives Execution… The picture can't be displayed. The picture can't be displayed. The picture can't be displayed. Existing Customers M&A Customers New Customers 1 2 3 The picture can't be displayed.

67 INVESTOR DAY 2019 Consumer & Small Business Presented by Julie Kleffel

68 INVESTOR DAY 2019 POWERING THE SEACOAST GROWTH ENGINE Executing our strategy has delivered robust results and efficiencies WITH A STRATEGY FOR SUSTAINED GROWTH INTO THE FUTURE We have a tested and winning strategy • We’re focused on acquiring the right customers by: - Targeted expansion into attractive markets - Expanding analytic capabilities to inform outreach campaigns • Deepening relationships with existing customers through: - Cross sell opportunities inside & outside of the branch - Product structures that incentivize relationship deepening • While lowering the cost to serve by: - Adoption of lower cost servicing channels - Branch rationalization given strong digital adoption & streamlined operations • All driven by an engaged and empowered culture A KEY COMPONENT OF THE SEACOAST MODEL The retail channel represents a meaningful and strategic element of the franchise Key Takeaways for Consumer & Small Business Banking

69 INVESTOR DAY 2019 Source of low cost deposits Source of recurring fee revenue Strategically important to support our continued focus on having a granular, well diversified portfolio Important for capturing the broader relationships of the customers we seek to serve 1 2 3 4 5 Also, provides an entry point to engage high growth / high potential markets & customers A Key Element of Seacoast’s Balanced Growth Story

70 INVESTOR DAY 2019 46% 69% % OF LOAN PORTFOLIO % OF CUSTOMER CONTRIBUTION Consumer & Small Business Banking Overview $4.3B 196K DEPOSITS CUSTOMERS Customer contribution is comprised of customer revenue less variable cost to serve (Seacoast proprietary data)

71 INVESTOR DAY 2019 MORTGAGE ORIGINATIONS Intentional shift to deliver greater risk adjusted returns going into 2019 CONSUMER & SMALL BUSINESS LOAN ORIGINATIONS Close to $100 million growth in originations $302 $354 $443 2016 2017 2018 $ Millions Executing Our Strategy Has Delivered Robust Results $388 $476 $475 2016 2017 2018 $ Millions

72 INVESTOR DAY 2019 LOAN PORTFOLIO The Consumer, Small Business, & Mortgage loan book has increased by 64% since 2016 CUSTOMER CONTRIBUTION Contribution has increased by over $30 million $75 $88 $108 2016 2017 2018 $ Millions Executing Our Strategy Has Delivered Robust Results $1,384 $1,727 $2,276 2016 2017 2018 TOTAL DEPOSITS ATTRIBUTABLE TO CONSUMERS & SMALL BUSINESSES Deposits have increased by over $1 billion 3,034 $3,863 $4,312 2016 2017 2018 $ Millions $ Millions Has grown by 44% since 2016 Have grown by 42% since 2016

73 INVESTOR DAY 2019 REVENUE PER ASSOCIATE - Empowered Associates - Attracting The Right Talent DEPOSITS PER BRANCH - Digital migration continues to drive branch efficiency - 36% growth since 2016 $75 $90 $102 2016 2017 2018 $ Millions Executing Our Strategy Has Produced Efficiencies $262 $293 $342 $200 $220 $240 $260 $280 $300 $320 $340 $360 2016 2017 2018 $ Thousands Surpassed the $100MM per branch milestone

74 INVESTOR DAY 2019 LOWER THE COST TO SERVE Adoption of Lower Cost Servicing Channels – Mobile, ATM, Online Branch Rationalization Given Digital Adoption & Streamlined Operations DEEPEN RELATIONSHIPS WITH EXISTING CUSTOMERS Cross Sell Opportunities Inside & Outside of Branch Product Structures Incentivize Relationship Deepening ACQUIRE THE RIGHT CUSTOMERS Targeted Expansion into Attractive Markets Expanding Analytic Capabilities Inform Outreach Campaigns A Tested and Winning Strategy REPEAT Strategy Applied to New C ustomers S ourced O rganically & Through M&A Powered by a Winning C ulture ACQUIRE DEEPEN LOWER COST REPEAT

75 INVESTOR DAY 2019 LEVERAGE SEACOAST VALUE PROPOSITION TARGET THE RIGHT PROSPECTS Target Marke ts Buy Box Behavioral Insights Florida Expertise & Brand Recognition Competitive & Comprehensive Product Set PROMOTE CONSISTENTLY + + Enhanced Convenience & Accessibility EFFECTIVE CUSTOMER ACQUISITION A Proven Approach to Customer Acquisition ACQUIRE

76 INVESTOR DAY 2019 56% 24% 20% MASS AFFLUENT Increase from 2015 to 2018 +13 % AFFLUENT Increase from 2015 to 2018 +10% 51% 27% 22% ACQUIRE 2015 2018 The Consumer Model Is Working a nd Building on More Than 90 Years of Value… MASS AFFLUENT MASS MARKET AFFLUENT

77 INVESTOR DAY 2019 Significant Opportunity to Deepen Relationships… Median Value of Customer Today Median CLTV: Consumer & Small Business The Potential Value of Having the Total Relationship 75 th Percentile CLTV: Consumer & Small Business DEEPEN DEEPENING RELATIONSHIPS ENHANCES CLTV, CUSTOMER SATISFACTION, AND SHAREHOLDER VALUE Source: Seacoast Proprietary Data

78 INVESTOR DAY 2019 And We’re Capitalizing on the Opportunity Through Deep Customer Insights Delivered Through Our Proprietary Software CUSTOMER RELATIONSHIP Bankers have a full view of products & services as well as contact history OPPORTUNITY MANAGMENT Consumer analytics & customer insights drive product opportunity discussions CUSTOMER BADGES Bankers quickly gain customer insights to inform discussions 2 3 1 2 1 3 DEEPEN

79 INVESTOR DAY 2019 Seacoast Connections Video Demonstration DEEPEN

80 INVESTOR DAY 2019 And We’re Capitalizing on the Opportunity Through Deep Customer Insights Delivered Through O ur Proprietary Software BANKING CENTER KPI’S Manage opportunity conversation at the banking center level PERFORMANCE INSIGHTS Associate level performance insights drive coaching conversations 2 1 1 2 DEEPEN

81 INVESTOR DAY 2019 Deepening Customer Relationships Creates Value 50,000 70,000 90,000 110,000 130,000 150,000 170,000 190,000 210,000 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 Jan-16 Jan-17 Jan-18 Contribution Per Customer Customers Customer Base Growth 30% Customer Contribution Growth 45% Continuing trend and 2019 growth initiatives represent millions in additional revenue opportunity DEEPEN Customer contribution is comprised of customer revenue less variable cost to serve (Seacoast proprietary data)

82 INVESTOR DAY 2019 Ages 18 to 29 Ages 30 to 44 Ages 45 to 60 Ages 60 and over I prefer in-person interactions with my bank I bank digitally, but prefer some matters be handled in-person I prefer digital interactions - branches should not be necessary LOWER COST Convenient Branch Locations Online Banking Technology Convenient Branch Hours Mobile Banking Tech. Physical Banking Experience Digital Banking Experience And THEIR preferences drive our delivery model in both Consumer & Small Business… Small Business Drivers of “Primary Financial Institution” Status 2 1 Florida Bankers Association | 2 Raddon Research Insights Banking Preferences by Demographic 1 The Seacoast Integrated Delivery Model 39% 54% 7% 40% 48% 12% 60% 36% 6 6% 31% 85% 80% 78% 59% Integrated Delivery Model Serves Customer Preferences While Lowering C osts

83 INVESTOR DAY 2019 VISION 2020 VISION 2020 Digital Servicing Enables Migration to Low - Cost Channels Consumer Mobile Adoption 37% 41% 45% 2016 2017 2018 ATM | Mobile | RDC Deposits Teller Transactions per Customer 16.1 13.7 12.5 2016 2017 2018 38% 43% 47% 2016 2017 2018 LOWER COST E - Sign 34% 44% 45% 2016 2017 2018 Mortgage Hub Consumer Online Adoption 17% 26% 34% 2016 2017 2018 55% 61% 66% 2016 2017 2018 VISION 2020 VISION 2020 VISION 2020 OUTCOME

84 INVESTOR DAY 2019 As of YE 2018, Deposits Increased 187% While Branches Increased Only 50% Since YE 2013 As a Result, Seacoast Is Growing While Rationalizing Branches $1,806 $2,417 $2,844 $3,523 $4,593 $53 $56 $66 $75 $90 $102 $40 $50 $60 $70 $80 $90 $100 $110 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2013 2014 2015 2016 2017 2018 Total Deposits Deposits / Branch $ Millions $5,177 LOWER COST SEACOAST CREATES SHAREHOLDER VALUE VIA OPERATING LEVERAGE IN ITS BRANCH NETWORK

85 INVESTOR DAY 2019 REPEAT Balanced Growth in Key Markets 2013 Customer Footprint 2018 Customer Footprint Orlando Tampa/St Pete Palm Beach 2019 & Beyond Mass (teal) Mass Affluent (orange) Affluent (green) Attractive Florida MSA’s SMART GROWTH IN DESIRABLE FLORIDA MSA’S FUTURE FOCUS MARKETS

86 INVESTOR DAY 2019 And Small Business Is Just Getting Started… ADDRESSABLE MARKET 1 2 3 4 5 Focused on businesses with revenues less than $ 5 million in attractive industry verticals Utilizes the retail network , with Calling Officers assigned to specific regions SUBSTANTIAL UPSIDE IN THE SMALL BUSINESS SEGMENT While customers benefit from technology investments improving accessibility & user experience Attractive footprint in growing Florida markets fuels our growth Propelled by business analytics, increasing banker productivity & portfolio profitability 2 3 1 REPEAT 866k Businesses 1 Source: D&B Hoovers Data

87 INVESTOR DAY 2019 $ Millions OPTIMIZED THE TEAM Expanded the team across the footprint and across the state of Florida. Wealth Management Represents a Significant Opportunity DROVE MATERIAL GROWTH $513MM in total fee based assets under management, drove $5.9MM of total revenue. BUILT THE BUSINESS Significant investments to build the business, including hiring top talent and new leadership to prepare for future growth. ASSETS UNDER MANAGEMENT Additional $200 m illion under management from 2016 to 2018 $304 $420 $513 2016 2017 2018 2015/2016 Allowing Seacoast to extract added value from the franchise 2017 Creating a differentiated team and capability relative to peers 2018 While delivering on our return o n capital objectives $1 BILLION + 2022 2022 TARGET 66,511 existing Seacoast customers have wealth propensity, representing a powerful organic growth opportunity. REPEAT

88 INVESTOR DAY 2019 Expanded Analytical & Digital Capabilities Comprehensive Customer Servicing Model Focused Controls Refined Strategy Value Creating Acquisitions Favorable Florida Market Conditions Powered by an Engaged Workforce Repeatable Success On track with Vision 2020 Top Tier Results Beyond 2020 Granular Portfolio Sets us Apart from Peers Balanced Growth Well - Positioned to Continue Balanced Growth Strategy

89 INVESTOR DAY 2019 Scaling Commercial Banking Presented by Chuck Cross INVESTOR DAY | COMMERCIAL BANKING

90 INVESTOR DAY 2019 Key Takeaways for Commercial Banking • Commercial Banking is a significant contributor to the Bank. • Executing our strategy has delivered robust results and has produced operating leverage. We’ve accomplished this while maintaining a well - diversified portfolio. • In 2019 and 2020, we’re focused on three key areas : 1. Arming our Bankers with insights and analytics to help their customers achieve their goals 2. Improving our fulfillment processes 3. Expanding our presence . I nvesting in bankers where attractive market opportunities exist • We’re investing to scale our already profitable model while continuing to drive efficiency. • Commercial Banking is positioned to not only achieve Vision 2020 but our goals beyond 2020 .

91 INVESTOR DAY 2019 54% 37% 5% 31% % OF LOAN PORTFOLIO % OF LOAN ORIGINATIONS % OF BANK CUSTOMERS % OF CUSTOMER CONTRIBUTION Commercial Banking Overview Customer contribution is comprised of customer revenue less variable cost to serve (Seacoast proprietary data)

92 INVESTOR DAY 2019 Seacoast’s Singular Mission: Serve Customers Holistically Throughout Their Lifecycle as Needs Change Start - up Growing Business Mature Business Reinvent Transition Advice & Guidance General Business Expertise Complex Business Expertise Sustain Bringing the whole bank to the customer. Not only the business, but the business owner.

93 INVESTOR DAY 2019 Serving Businesses Holistically Translates to Customer Satisfaction and Increased Profitability The Median Value of a Commercial Bank Customer Today Median CLTV: Commercial customer The Value of Enhancing the Commercial Bank Relationship Upper quartile CLTV: Commercial customer 3.4 x Source: Seacoast Proprietary Data

94 INVESTOR DAY 2019 Seacoast Executes a Segmented Approach to Business Banking • Focused on businesses with revenues less than $ 5 million in attractive industry verticals • Utilizes the retail network, with Calling Officers assigned to specific regions • Focused on businesses with revenues $ 5 million+ in attractive industry verticals • Nine teams across key Florida markets • Comprehensive relationship approach: business, treasury, lending, wealth

95 INVESTOR DAY 2019 Seacoast Continues to Evolve Their Offerings and Delivery Model Expanded Product Offering to Include Factoring and Asset Based Lending Launched Accelerate Commercial Banking with three offices Entered Small Business Banking Expanded into Central Florida & Broward County Markets ------ Expanded Palm Beach County presence Entered Tampa Market Through Two Bank Acquisitions Scaled Small Business Administration (SBA) and Improved Capabilities 2012 2013 2014 2015 2016 2017 2018 Expanded Central Florida & Broward County customer base

96 INVESTOR DAY 2019 DEPOSITS ATTRIBUTABLE TO COMMERCIAL BANK CUSTOMERS COMMERCIAL LOAN ORIGINATIONS $432 $483 $553 2016 2017 2018 $ Millions Executing Seacoast’s Strategy H as Delivered Robust Results $489 $730 $865 2016 2017 2018 $ Millions LOAN PORTFOLIO $1,496 $2,090 $2,549 2016 2017 2018 $ Millions

97 INVESTOR DAY 2019 ASSETS PER BANKER $ Millions Executing Our Strategy Has Produced Efficiencies $43 $57 $62 2016 2017 2018 $ Millions ASSETS PER OPERATIONS FTE Has grown by 56% since 2016 $86 $133 $134 2016 2017 2018

98 INVESTOR DAY 2019 … As Seacoast Has Maintained a Well - Diversified Portfolio OOCRE & C&I 34% CRE 28% 2018 Seacoast loan originations split evenly between consumers and businesses …Commercial Banking products help Seacoast maintain balanced, well - diversified portfolio OOCRE & C&I 31% CRE 21% Consumer: mortgage, HELOC, other 48% Consumer: mortgage, HELOC, other 38%

99 INVESTOR DAY 2019 Propelled by Our Unique Value Proposition Local Banks’ Technology Gap SEACOAST’S DIFFERENTIATED VALUE PROPOSITION Mega Banks’ Shortfall - High cost - to - serve diminishes ability to invest - Widening capabilities gap - Limited product offering - Inconvenient servicing - Unsophisticated marketing & acquisition strategies BALANCED OFFERING Deep community r oots c oupled with technology and digital capabilities set Seacoast apart from local peers and larger competitors - Disengaged from local markets - Limited individual attention - Inconsistent service levels - High associate turnover

100 INVESTOR DAY 2019 PURCHASE PROCESS • Provides a quick purchase experience • E asy - to - follow and uncomplicated purchase process RELATIONSHIP MANAGER • Teaches valuable things about the business • Communicates the value received in exchange for price • Offers a unique perspective on business financial issues • Negotiates by having great knowledge PRODUCT OFFERING • Promotes continuous engagement • Solves problems in a clear and logical way • Provides products and services that drive business outcomes Top Drivers of Increased Customer Wallet Share Focused on What STILL Matters M ost to Business O wners … Source: Gartner, Inc.

101 INVESTOR DAY 2019 BUSINESS EVENT CLARIFY NEED EXPLORE OPTIONS CRAFT SOLUTIONS PURCHASE BUSINESS EVENT DISCOVER NEED EXPLORE OPTIONS CRAFT SOLUTIONS PURCHASE Customer Directed Banker Directed TODAY’S Purchase Process and Top Channel Used by Customers Business Owners, Americas OUTDATED, TRADITIONAL Purchase Process Illustrative Today 57% of Customer Due Diligence I s Self - Initiated… Seacoast Must Strive to Establish Continuous Customer Engagement Source: Gartner, Inc.

102 INVESTOR DAY 2019 Insights & Analytics Arm Bankers with actionable insights to help their customers achieve their goals. Improve Banker productivity Improve Our Fulfillment Processes Strive to provide an easy - to - follow and uncomplicated purchase process Expand Our Presence Deploy Bankers where attractive market opportunities exist and add offices to expand our presence We’re investing to scale our already profitable model while continuing to drive efficiency. Seacoast Is Focused on Three Key Areas

103 INVESTOR DAY 2019 Seacoast Commercial Banker Portal (RPS) Video Demonstration

104 INVESTOR DAY 2019 104 Analytics Enhance Seacoast’s Ability To Target Qualified Prospects Identifying & Engaging Prospects Networked Bankers Lead Generation Content Led Insights Banker Led Insights

105 INVESTOR DAY 2019 Seacoast’s More - Efficient Fulfillment and Customer Service Processes Also Improve Their Customers ’ Experience SELF SERVE OPTIONS COMPETITIVE EDGE WORKFLOW EFFICIENCIES GAINED TOOLS ENHANCE USER EXPERIENCE - Auto - decisioning and scoring for select products - Automated, real - time fulfillment - Digitized onboarding - Streamlined routing for underwriting and on - boarding - Pricing to maximize profitability while structuring and pricing to win - Anticipate 20% staff efficiency lift - Integrated user experience to manage work in process and pipeline management activities - Secure Customer portal loan document storage - Improved customer relationship management dashboard

106 INVESTOR DAY 2019 FLORIDA MSAs TARGET MARKET OPPORTUNITY 1 (# of Businesses) # OF BANKERS (Small Business & Commercial ) Miami - Ft. Lauderdale - West Palm Beach 2 150,770 27 Tampa - St. Petersburg - Clearwater 55,120 18 Orlando - Kissimmee - Sanford 45,097 30 Jacksonville & Deltona - Daytona Beach - Ormond Beach 40,756 3 North Port - Sarasota - Bradenton 22,118 - Cape Coral - Ft. Myers 16,282 - Port St. Lucie & Sebastian - Vero Beach 13,774 10 Palm Bay - Melbourne - Titusville 10,875 3 Naples - Immokalee - Marco Island 9,515 - Other 63,551 - TOTAL 427,858 91 106 Attractive Opportunities Exist in the Markets Seacoast Serves and Is Seeking To Enter 1 Source : S&P Global Market Intelligence, est. annual sales <= 250MM. In accordance with Seacoast strike zone. 2 Bankers deployed in Broward County and Palm Beach County Florida businesses in Seacoast industry strike zone

107 INVESTOR DAY 2019 Key Takeaways for Commercial Banking • Commercial Banking is a significant contributor to the Bank. • Executing our strategy has delivered robust results and has produced operating leverage. We’ve accomplished this while maintaining a well - diversified portfolio. • In 2019 and 2020, we’re focused on three key areas : 1. Arming our Bankers with insights and analytics to help their customers achieve their goals 2. Improving our fulfillment processes 3. Expanding our presence . I nvesting in bankers where attractive market opportunities exist • We’re investing to scale our already profitable model while continuing to drive efficiency. • Commercial Banking is positioned to not only achieve Vision 2020 but our goals beyond 2020 .

108 INVESTOR DAY 2019 Financial Outlook Presented by Chuck Shaffer INVESTOR DAY | FINANCIAL OUTLOOK

109 INVESTOR DAY 2019 • Seacoast continues to outperform as we scale the franchise, execute the balanced growth strategy, and refine the business model. • Seacoast will remain disciplined in liquidity, credit, interest rate risk, and expense control. • Seacoast is on track to achieve VISION 2020 goals and expects to continue to deliver top tier returns beyond 2020. Key Takeaways

110 INVESTOR DAY 2019 2014 2015 2016 2018 2017 Acquired data & analytics talent Built marketing automation and cross sale engine Improved tools and built sales capabilities in our call center Expanded Small Business focus iCat launch increased sales activity and improved execution Migrated to digital Residential platform with expanded capabilities Talent investments in governance & control, customer experience, and technology Launched Connections portal Built proprietary Commercial portal Rolled out Vision 2020 Focus on technology infrastructure and resiliency Wealth Management expansion Call center expansion Scaled SBA and improved capabilities Consolidated banking centers in non - core markets to invest in high growth markets Built Data Management team and competencies Developed deeper understanding of customer lifetime value $3.1B assets $456MM mkt cap 81.3% efficiency $4.7B assets $839MM mkt cap 64.7% efficiency $3.5B assets $515MM mkt cap 68.5% efficiency $5.8B assets $1.2B mkt cap 58.9% efficiency $6.8B assets $ 1.3 mkt cap 54.8% efficiency Since 2014, Seacoast Has Scaled Its Business and Transformed Its Operating Model to Deliver Strong Returns 2014 2015 2016 2018 2017

111 INVESTOR DAY 2019 1 See appendix for definition of non - GAAP metrics 111 Our Balanced Growth Strategy Is Driving Strong Earnings Performance $3.1 $3.5 $4.7 $5.8 $6.8 2014 2015 2016 2017 2018 $0.5 $0.5 $0.8 $1.2 $1.3 2014 2015 2016 2017 2018 1 80% 69% 65% 59% 56% 2014 2015 2016 2017 2018 YE Total Assets ($ in Billions) 5.7% 8.7% 11.3% 12.2% 14.1% 2014 2015 2016 2017 2018 0.57% 0.80% 0.94% 1.09% 1.35% 2014 2015 2016 2017 2018 $0.51 $0.78 $1.04 $1.28 $1.62 2014 2015 2016 2017 2018 YE Market Capitalization ($ in Billions) Adjusted FY EPS 1 Adjusted FY Return on Tangible Equity 1 Adjusted FY Return on Tangible Assets 1 Adjusted FY Efficiency Ratio 1 CAGR IN EPS SINCE 2014 = 34%

112 INVESTOR DAY 2019 1 Primary driver of growth will be strong performance from business units growing organically in robust Florida markets 2 Goal is to deliver profitability and growth to the maximum level while maintaining our conservative risk posture 3 Acquisitions will be evaluated opportunistically when additive to profitability and efficiency metrics. We will remain disciplined in our approach 4 Complete Vision 2020 – Continue to build direct sales channels, streamline our processes to improve efficiency, and grow top - line revenue using customer analytics 5 Investing for Growth Beyond 2020 – Accelerate business banking franchise through teams and tools, accelerate customer analytics capabilities, and take advantage of Florida’s fast growing economy Key Principles to Driving Long - Term Shareholder Value

113 INVESTOR DAY 2019 Seacoast Has a Disciplined Approach to Risk and Expense Control Expense Control Goal to achieve an efficiency ratio below 50% exiting 2020 Focused strategy of repositioning overhead to higher yielding transformational activities Credit Risk Credit risk is managed by a credit policy with a multidimensional set of guardrails Guardrails and policy are directly connected with our strategy of maintaining loan granularity and avoiding portfolio concentration Market Risk Market risk, including interest rate risk, is monitored and managed by our asset/liability committee, and includes a series of guardrails that include both Management and Board level limits The Company uses a third - party to perform model validation annually Liquidity Risk The Company maintains a disciplined and prudent approach to funding, which focuses on generating core quality relationships to fund earning asset growth The Company manages liquidity through a series of 11 guardrails that include both Management and Board level limits Established framework to measure risk adjusted returns by business unit and customer lifetime value

114 INVESTOR DAY 2019 How We Sell • Continue to develop direct sales channels and offerings based on customer needs and preferences • Simplify processes for our customers and bankers • Reduce our cost to acquire relationships How We Service • We are outpacing our peers in engaging our customers with self - serve options for routine banking needs • This is creating the ability to reduce cost in the traditional model, and invest in personalized service for more complex transactions How We Operate • Data analytics is driving top line revenue, enhanced management decision making, and deeper customer penetration • We are making investments to reduce product delivery times by streamlining internal processes through technology and reengineering 114 We Are on Track to Achieve Our Vision 2020 Goals Launched in 2017, Vision 2020 Connects Current and Planned Innovations with Necessary Changes in Our Business How We Scale and Evolve our Culture • O ur culture is a competitive advantage that differentiates us from the competition • Culture doesn’t happen on its own, we will be deliberate in our efforts to scale, evolve and sustain a culture of empowered, engaged and customer obsessed teammates ROTA | 1.30%+ Vision 2020 Goals ROTCE | 16%+ Efficiency Ratio | Below 50

115 INVESTOR DAY 2019 ROTA | 1.30%+ 115 Vision 2020 and Capital Allocation We exited 2018 with: • Adjusted ROTA 1 of 1.49% • Adjusted ROTCE 1 of 15.4% • Adjusted efficiency ratio 1 of 54.2% ROTCE | 16%+ Efficiency Ratio | Below 50 • Our objective is to meet or exceed our Vision 2020 targets • Seacoast takes a disciplined shareholder value perspective in managing our capital position • Although reported ROTCE may appear constrained while Seacoast continues to supplement our robust capital levels, we are comfortable maintaining flexibility to support balance sheet growth at or above previous guidance, as well as continually evaluating alternatives for enhancing risk - adjusted returns 1. See appendix for definition of non - GAAP metrics

116 INVESTOR DAY 2019 Drive our customer - centric approach, leveraging the proprietary analytics tools we have developed Press the Accelerator On Analytics Remain disciplined in acquiring select institutions in Orlando, Palm Beach, Broward, Tampa/St. Petersburg, and southwest Florida Expand Business Banking Accelerate organic growth through investments in teams of business bankers in the fastest - growing markets in the US We Believe We Are Well Positioned to Outpace on Growth Capitalize on Florida Well - positioned to benefit from one of the fastest growing economies in the world Opportunistic M&A

Expand Business Banking with Best-In-Class Tools and Business Bankers

90 +YEARS

TODAY 2019, LAYING THE FOUNDATION FOR GROWTH

EXPANDING OUR PRESENCE

- Expand market coverage in Tampa and Broward County
- Acquire Top Talent

INSIGHTS & ANALYTICS

- Continue refinement of our commercial portal providing bankers with quality leads & customer expansion opportunities

ENHANCED TOOLS & CAPABILITIES

- Install and launch digital origination platform
- Install and launch small business direct fulfillment platform
- Install and launch enhanced pricing tool

TOMORROW 2020+ ACCELERATING GROWTH

- Continued significant expansion, optimizing coverage in Tampa and Broward County with top talent from consolidated institutions and larger regional banks

- Predictive analytics detecting triggers, resulting in Banker outreach to secure sales opportunities, including lending, deposits, wealth, and treasury
- Test & Learn campaigns to drive relationship expansion

- Enabled pricing optimization driving loan profitability and higher risk adjusted spreads
- Continuous improvement of fulfillment accelerating deal closings and pull through rates

Seacoast BANKING CORPORATION OF FLORIDA
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118 INVESTOR DAY 2019 11 8 With a Single View of the Customer, Seacoast Has Greater Insight into Value Creation Than Its Peers A Few Examples of Opportunities within the Existing Customer Base Size of Audience Simulated Opportunity Increasing Deposits from existing customers Number of current customers with balances below their cohort group 58,799 25% improvement = $60MM in NPV potential Increasing Loans from existing customers Number of current customers in our credit strike zone with no lending relationship with Seacoast 30,916 25% improvement = $79MM in NPV potential Increasing our share of Wealth Number of current customers with wealth propensity but no wealth relationship with Seacoast 66,511 5% Improvement =$12MM in annual potential fee revenue Seacoast has been very successful to date and has significant further opportunity to extract value from our customer base NPVs are simulated at 25% penetration improvement to show magnitude of opportunity. NPV assumptions footnoted on slides 7 - 11

119 INVESTOR DAY 2019 We Are Well - Positioned in One of the Fastest Growing Economies in the World Seacoast Customer Map Source: Federal Reserve Data, Florida Trend, Florida Business Journals • Florida GDP surpassed $1 trillion in mid 2018 • Florida GDP ranks fourth nationwide behind California, Texas and New York • If Florida were its own country, it would have the 17 th largest economy in the world ahead of Saudi Arabia, Argentina and Switzerland • Florida’s economy generates $2.8 billion in GDP each day • Florida now the nation’s third most populous state Florida Snapshot

120 INVESTOR DAY 2019 2019 Outlook • Loan growth in the high single digits • Deposit growth target of 6% • Continue to drive risk adjusted spreads on lending • Maintain our conservative credit quality profile • Continue focus on building noninterest income as a percentage of overall revenue • Exit 2019 on track to achieve our Vision 2020 goals 2019 Outlook and Priorities Key Growth and Expense Priorities • Hire 10 – 15 Business Bankers in 2019, expanding further in Tampa and Broward County • Close two legacy branches • Reduce expenses by $7.0 million and reinvest savings into higher yielding transformational activities • Complete digital end - to - end fulfillment for commercial banking and digital direct fulfillment for small business

121 INVESTOR DAY 2019 2020 Outlook • Achieve Vision 2020 Goals • Continue focus on building noninterest income as a percentage of revenue • Accelerate fulfillment in commercial banking with new origination tools, and leverage the proprietary commercial portal to exploit relationship expansion • Accelerate fulfillment speeds in small business to deliver better customer experience and risk adjusted lending spreads • Maintain our conservative credit quality profile 2020 and 2021+ Outlook and Priorities 2021 + Provide Top - Tier Performance for Shareholders • Deliver top tier shareholder returns, while maintaining our conservative credit quality profile • Greatly enhance the mix of direct digital sales volume compared to legacy branch acquisition • Use lessons learned through innovation in customer analytics to accelerate customer fulfillment and lead generation • Lead the community banking space in customer fulfillment, digitize and streamline processes • Continue to be Florida’s “bank of choice” in terms of customer satisfaction

122 INVESTOR DAY 2019 Key Takeaways from Today…. Risk and Control: • The company is well - controlled , and our Management and Board demand a disciplined approach to growth. We have made the necessary investments to manage risk at an enterprise level. We will continue to make investments in talent and tools in enterprise risk management in conjunction with growth Growth: • Our customer analytics engine is a unique competitive advantage that should drive even more growth with existing customers • We have room to build scale and profitability in business banking • Remain disciplined in our balanced growth strategy including both organic growth and selective M&A • We are operating in the fastest - growing markets in the United States Our objective is to continue to deliver top - tier performance while maintaining our conservative risk profile creating superior value for shareholders

123 INVESTOR DAY 2019 Advance Our Culture To Ensure Consistent Execution Capitalize on Business Banking Opportunities Continue to Evolve Our Operating Model to Drive Efficiency Leverage Our Analytics Capabilities To Expand Customer Relationships Complete Disciplined, Accretive Acquisitions That Expand Our Footprint Focus on Controls Seacoast’s Strategy t o Sustain Value Creation Post 2020

Appendix: GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended December 31,	
(Dollars in thousands except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	2018	2017
Net income (loss)	$ 15,962	$ 16,322	$ 16,964	$ 18,027	$ 13,047	$ 67,275	$ 42,865
Gain on sale of VISA Stock	—	—	—	—	(15,153)	—	(15,153)
Securities (gains)/losses, net	425	48	48	102	(112)	623	(86)
BOLI benefits on death (included in other income)	(280)	—	—	—	—	(280)	—
Total Adjustments to Revenue	**145**	**48**	**48**	**102**	**(15,265)**	**343**	**(15,239)**
Merger related charges	8,034	482	695	470	6,817	9,681	12,922
Amortization of intangibles	1,303	1,004	1,004	989	963	4,300	3,360
Business continuity expenses - Hurricane Irma	—	—	—	—	—	—	352
Branch reductions and other expense initiatives	587	—	—	—	—	587	4,321
Total Adjustments to Noninterest Expense	**9,924**	**1,486**	**1,699**	**1,459**	**7,780**	**14,568**	**20,955**
Tax effect of adjustments	(2,623)	(230)	(443)	(538)	3,147	(3,834)	(1,792)
Taxes and tax penalties on acquisition-related BOLI redemption	485	—	—	—	—	485	—
Effect of change in corporate tax rate	—	—	—	248	8,552	248	8,552
Adjusted Net Income	$ 23,893	$ 17,626	$ 18,268	$ 19,298	$ 17,261	$ 79,085	$ 55,341
Earnings per diluted share, as reported	0.31	0.34	0.35	0.38	0.28	1.38	0.99
Adjusted earnings per diluted share	0.47	0.37	0.38	0.40	0.37	1.62	1.28
Average shares outstanding	51,237	48,029	47,974	47,688	46,473	48,748	43,350
Revenue	72,698	63,853	62,928	62,058	74,868	261,537	234,765
Total Adjustments to Revenue	145	48	48	102	(15,265)	343	(15,239)
Adjusted Revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526
Noninterest Expense	49,464	37,399	38,246	37,164	39,184	162,273	149,916
Total Adjustments to Noninterest Expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955
Adjusted Noninterest Expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961
Foreclosed property expense and net (gain)/loss on sale	—	(137)	405	192	(7)	461	(302)
Net Adjusted Noninterest Expense	$ 39,540	$ 36,050	$ 36,142	$ 35,513	$ 31,411	$ 147,244	$ 129,263

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Appendix: GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended December 31,	
(Dollars in thousands except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	2018	2017
Adjusted Revenue	$ 72,843	$ 63,901	$ 62,976	$ 62,160	$ 59,603	$ 261,880	$ 219,526
Impact of FTE adjustment	116	147	87	91	174	441	706
Adjusted Revenue on a fully taxable equivalent basis	72,959	64,048	63,063	62,251	59,777	262,321	220,232
Adjusted Efficiency Ratio	54.19%	56.29%	57.31%	57.05%	52.55%	56.13%	58.69%
Average Assets	$ 6,589,870	$ 5,903,327	$ 5,878,035	$ 5,851,688	$ 5,716,230	$ 6,057,335	$ 5,206,617
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Assets	$ 6,376,157	$ 5,737,793	$ 5,711,642	$ 5,684,552	$ 5,566,798	$ 5,879,048	$ 5,091,106
Return on Average Assets (ROA)	0.96%	1.10%	1.16%	1.25%	0.91%	1.11%	0.82%
Impact of removing average intangible assets and related amortization	0.09%	0.08%	0.08%	0.09%	0.06%	0.09%	0.06%
Return on Tangible Average Assets (ROTA)	1.05%	1.18%	1.24%	1.34%	0.97%	1.20%	0.88%
Impact of other adjustments for Adjusted Net Income	0.44%	0.04%	0.04%	0.04%	0.26%	0.15%	0.21%
Adjusted Return on Average Tangible Assets	1.49%	1.22%	1.28%	1.38%	1.23%	1.35%	1.09%
Average Shareholders' Equity	$ 827,759	$ 728,290	$ 709,674	$ 695,240	$ 657,100	$ 740,571	$ 570,399
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Equity	$ 614,046	$ 562,756	$ 543,281	$ 528,104	$ 507,668	$ 562,284	$ 454,888
Return on Average Shareholders' Equity	7.7%	8.9%	9.6%	10.5%	7.9%	9.1%	7.5%
Impact of removing average intangible assets and related amortization	3.2%	3.1%	3.5%	3.9%	2.8%	3.4%	2.4%
Return on Average Tangible Common Equity (ROTCE)	10.9%	12.0%	13.1%	14.4%	10.7%	12.5%	9.9%
Impact of other adjustments for Adjusted Net Income	4.5%	0.4%	0.4%	0.4%	2.8%	1.6%	2.3%
Adjusted Return on Average Tangible Common Equity	15.4%	12.4%	13.5%	14.8%	13.5%	14.1%	12.2%

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